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                                                                       EXHIBIT 1

                           MINUTES OF A MEETING OF THE
                      BOARD OF DIRECTORS OF THE CORPORATION
                           BELLINGHAM INDUSTRIES INC.


         In the City of Panama, Republic of Panama, on February 18, 1998, a Meeting of the Board of Directors of BELLINGHAM INDUSTRIES INC. was held in the principal offices of said corporation at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th Floor, Panama, Republic of Panama, wherein a quorum was at all time present and active.

         All of the Directors of the corporation, PABLO JAVIER ESPINO, AIDA MAY BIGGS and ADELINA M. DE ESTRIBI, were present at the Meeting, therefore notice of the meeting was waived.

         The President of the Corporation PABLO JAVIER ESPINO presided the Meeting, and the Secretary of the Corporation ADELINA M. DE ESTRIBI served as Secretary.

         The President then called the Meeting to order and explained its objects: to grant a General Power of Attorney to a person chosen by the Board of Directors to act on behalf of the corporation with such authority as the Board may approve.

         Thereupon, after an exchange of views on motion duly made and seconded the following resolutions were unanimously approved:

               RESOLVED: That be and hereby is granted a General Power of Attorney as full as it may be legally necessary in favor of MR. WILLIAM RODNEY GILBERT, a british national, with passport No. 002851652, to act on behalf of the Corporation individually, with full powers, which for purposes of enunciation and not in order to limit this General Power of Attorney, are detailed as follows: to purchase, alienate, transfer, sell, lease, pledge, mortgage, encumber, or dispose of in any way or manner, the movable or immovable, corporeal or incorporeal property of the corporation; to accept, endorse, collect, deposit and transfer checks, notes and any other negotiable instruments in its name; to open and to close any kind of bank account, to draw from accounts and the bank deposits of the corporation, be they checking accounts, time deposits overdraft, or any other kind of deposits, be they in the Republic of Panama or abroad; to issue notes, sign bills of exchange as drawer, acceptor, endorser or guarantor; to accept obligations, be they of a commercial or civil nature; to represent the

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               corporation in matters of disposition and administration as well as in all affairs of management and situations in which the corporation has an interest, also in general partnerships or joint ventures; to buy stock or shares of any kind in other companies; to take part in assemblies or meetings in order to make any kind of agreements, including agreements of constitution, transformation, increase of capital and dissolution of companies, to become the legal representative of the company, as plaintiff, defendant, third party or in any other form, before any office of the Republic of Panama or abroad, be they judicial, administrative, concerning labor, or of any other nature, to substitute this power in whole or in part and to revoke the substitutions; to subscribe documents wherein the corporation may be involved as debtor or creditor; to make agreements using arbitrators or any other type of arrangement whatsoever and to complete any act or to enter into any contract that may be considered beneficial to the interests of the company BELLINGHAM INDUSTRIES INC. because it is the intention of this General Power of Attorney that it be exercised without any limitations whatsoever.

         It is hereby expressed that this General Power of Attorney can be exercised in the territory of the Republic of Panama or in any other country.

         It was also resolved to give authority to the law firm MORGAN Y MORGAN to protocolize a copy of the minutes of this meeting of the Board of Directors.

         Having nothing else to discuss, the meeting was adjourned.


                                        /s/ Pablo J. Espino
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                                        Pablo J. Espino
                                        President


                                        /s/ Adelina M. de Estribi
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                                        Adelina M. de Estribi
                                        Secretary

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